Exhibit 99.1

First M&F Corp. Reports First Quarter 2006 Earnings

          KOSCIUSKO, Miss., April 19 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended March 31, 2006 was $3.270 million, or $.73 basic and diluted earnings per share, compared to $3.198 million, or $.71 basic and diluted earnings per share for the first quarter of 2005.

          For the first quarter of 2006 the annualized return on assets was .94%, while return on equity was 11.05%. Comparatively, the return on assets for the first quarter of 2005 was 1.09%, with a return on equity of 11.20%.

          The per share earnings for the first quarter of 2006 included approximately $0.04 of merger costs.  Excluding merger costs, first quarter 2006 earnings increased 8.4% over first quarter 2005 and 13% over fourth quarter 2005.

          “Our results for the first quarter were encouraging, especially in light of our merger with Columbiana Bancshares and the attendant one-time merger charges and the allocation of resources to systems conversions and integration”, said Hugh S. Potts, Jr., Chairman and CEO.  “We made good progress in the quarter toward full integration of our new Alabama operations into M&F Bank, setting the stage for a successful full-service entry into Tennessee in the second quarter.”

          Net interest income was up by 17.18% compared to the first quarter of 2005, with the net interest margin decreasing to 4.11% in the first quarter of 2006 from 4.13% in the first quarter of 2005. The net interest margin for the fourth quarter of 2005 was 4.26% as compared to 4.15% for the third quarter of 2005 and 4.17% for the second quarter of 2005. Loan yields increased to 7.15% in the first quarter of 2006 from 6.39% in the first quarter of 2005 while deposit costs increased to 2.61% from 1.88% for the same periods. Loans outstanding increased by 24.27% and deposits increased by 21.45% from March 31, 2005 to March 31, 2006. These increases included the effect of the merger with Columbiana Bancshares, Inc. and their subsidiary bank, First National Bank of Shelby County.  Excluding the merger, loans increased 12.8% over 2005 and deposits increased 6.9%.  The primary factors in the improvement in net interest income were (1) the growth in loan volume year-over-year, which improved interest revenues and (2) the growth in non-interest bearing deposits, which reduced the Company’s dependence on interest-bearing sources of funding for the growth. Earning asset yields were 6.66% for the first quarter of 2006, 6.62% for the fourth quarter of 2005 and 5.97% for the first quarter of 2005. Liability costs for the same periods were 2.94%, 2.76% and 2.13%. Management believes that yields and costs will increase in the current and foreseeable rate environment. Short-term Treasury rates increased by 175 basis points during the twelve months ending on March 31, 2006 while the prime rate increased from 5.75% at March 31, 2005 to 7.75% at March 31, 2006. Management plans to continue to focus on core deposit growth for 2006 to offset the influence that rising rates will have on the cost of funds. Loans as a percentage of assets were 70.85% at March 31, 2006 as compared to 73.65% at December 31, 2005 and 71.55% at March 31, 2005.

          Noninterest revenues, excluding securities transactions, increased by 4.34% for the first quarter of 2006 as compared to the same period in 2005. Deposit-related income was up by 32.73%, mortgage income was up by 56.08%, and insurance agency commissions were up by 2.04%.  All other noninterest income categories were down a total of 36.41% due mainly to losses from write-downs of other real estate.

          Noninterest expenses increased by 19.37% for the first quarter of 2006 as compared to the same period in 2005. Salaries and benefits were up by 20.28%, due primarily to the expansion efforts in Memphis and Alabama.

          Annualized net loan charge-offs as a percent of average loans for the first quarter of 2006 were .10% as compared to .34% for the comparable period in 2005. Non-accrual and 90-day past due loans as a percent of total loans were .40% at March 31, 2006 as compared to .20% at the end of 2005. The allowance for loan losses as a percentage of loans was 1.44% at March 31, 2006 as compared to 1.33% at December 31, 2005 and 1.39% at March 31, 2005.

          Total assets at March 31, 2006 were $1.490 billion as compared to $1.267 billion at the end of 2005 and $1.187 billion at March 31, 2005. Total loans were $1.055 billion compared to $933 million at the end of 2005 and $849 million at March 31, 2005. Deposits were $1.166 billion compared to $973 million at the end of 2005 and $960 million at March 31, 2005. Total capital was $118.857 million, or $26.42 in book value per share at March 31, 2006.

          The Company did not repurchase any shares of common stock during the quarter.  The Company repurchased 10,000 shares of its common stock during the first quarter of 2005 at an average price of $33.23 per share. Capital was increased in the first quarter of 2005 by stock option exercises of 2,500 shares at an average price of $26.60 per share. The current repurchase program will end in May 2006.

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the Mid-South better by exceeding expectations everyday in 27 communities in Mississippi, Tennessee and Alabama.

          Caution Concerning Forward-Looking Statements
          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	March 31 2006	December 31 2005	March 31 2005

Cash and due from banks	56,329	56,398	35,134
Interest bearing bank balances	8,798	3,021	6,305
Federal funds sold	6,600	3,700	8,850
Securities available for sale (cost of $242,855, $186,242 and $197,819)	240,436	185,071	198,354
Loans held for sale	7,429	5,704	14,362
Loans	1,055,698	933,080	849,518
Allowance for loan losses	15,182	12,449	11,776
Net loans	1,040,516	920,631	837,742
Bank premises and equipment	38,549	28,922	26,977
Accrued interest receivable	9,865	9,101	7,498
Other real estate	3,951	3,042	3,926
Goodwill	30,980	16,348	16,348
Other intangible assets	5,147	358	399
Other assets	41,482	34,822	31,623
Total assets	1,490,082	1,267,118	1,187,518
Non-interest bearing deposits	192,517	164,189	136,131
Interest bearing deposits	974,478	809,482	824,743
Total deposits	1,166,995	973,671	960,874
Federal funds and repurchase agreements	6,022	18,062	13,762
Other borrowings	154,559	148,534	91,454
Junior subordinated debt	30,928	—	—
Accrued interest payable	3,595	2,717	1,867
Other liabilities	9,105	6,736	6,744
Total liabilities	1,371,204	1,149,720	1,074,701
Noncontrolling interest in subsidiaries	21	21	1
Common stock, 4,498,363, 4,495,159 and 4,498,659 shares issued & outstanding	22,492	22,476	22,493
Additional paid-in capital	29,428	29,340	29,349
Nonvested restricted stock awards	158	86	—
Retained earnings	70,144	68,058	62,187
Accumulated other comprehensive income	(3,365)	(2,583)	(1,213)
Total equity	118,857	117,377	112,816
Total liabilities & equity	1,490,082	1,267,118	1,187,518

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended March 31

	2006	2005

Interest and fees on loans	17,760	13,445
Interest on loans held for sale	70	117
Taxable investments	1,794	1,301
Tax exempt investments	485	518
Federal funds sold	238	118
Interest bearing bank balances	120	66
Total interest income	20,467	15,565
Interest on deposits	5,847	3,740
Interest on fed funds and repurchase agreements	116	156
Interest on other borrowings	1,752	992
Interest on subordinated debt	241	—
Total interest expense	7,956	4,888
Net interest income	12,511	10,677
Provision for possible loan losses	953	871
Net interest income after loan loss	11,558	9,806
Service charges on deposits	2,263	1,705
Mortgage banking income	231	148
Agency commission income	950	931
Fiduciary and brokerage income	158	120
Other income	682	1,201
Gains (losses) on AFS investments	(1)	—
Total noninterest income	4,283	4,105
Salaries and employee benefits	6,282	5,223
Net occupancy expense	711	599
Equipment expenses	738	626
Software and processing expenses	309	291
Intangible asset amortization	46	14
Other expenses	2,907	2,456
Total noninterest expense	10,993	9,209
Net income before taxes	4,848	4,702
Income taxes	1,572	1,505
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $3 and $1	6	(1)
Net income	3,270	3,198
Weighted average shares (basic)	4,496,771	4,499,048
Weighted average shares (diluted)	4,513,070	4,513,072
Basic earnings per share	$0.73	$0.71
Diluted earnings per share	$0.73	$0.71
Return on assets (annualized)	0.94%	1.09%
Return on equity (annualized)	11.05%	11.20%
Efficiency ratio	64.26%	60.94%
Net interest margin (annualized, tax-equivalent)	4.11%	4.13%
Net charge-offs to average loans (annualized)	0.10%	0.34%
Nonaccrual and 90 day accruing loans to total loans	0.40%	0.35%

First M&F Corporation
Financial Highlights

	QTD Ended March 31 2006	QTD Ended December 31 2005	QTD Ended September 30 2005	QTD Ended June 30 2005

Per Common Share (diluted):
Net income	0.73	0.68	0.73	0.67
Cash dividends paid	0.26	0.26	0.26	0.26
Book value	26.42	26.11	25.86	25.60
Closing stock price	34.80	33.71	35.25	34.23
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	161,216	151,599	164,646	150,280
Non-residential real estate	578,474	509,986	483,341	446,433
Residential real estate	220,115	201,086	205,235	208,730
Home equity loans	40,966	26,080	27,181	25,627
Consumer loans	50,048	41,457	42,090	41,919
Other loans	4,879	2,872	2,790	2,897
Total loans	1,055,698	933,080	925,283	875,886
Deposit Composition: (in thousands)
Noninterest-bearing deposits	192,517	164,189	147,952	135,974
NOW deposits	235,018	192,792	204,732	210,411
MMDA deposits	134,685	115,509	126,144	133,236
Savings deposits	98,422	82,512	82,341	84,278
Certificates of deposit under $100,000	266,194	224,461	218,247	213,479
Certificates of deposit $100,000 and over	209,256	173,374	159,706	165,975
Brokered certificates of deposit	30,903	20,834	11,027	10,994
Total deposits	1,166,995	973,671	950,149	954,347
Nonperforming Assets: (in thousands)
Nonaccrual loans	3,187	1,403	1,355	1,996
Accruing loans past due 90 days or more	1,030	510	685	583
Total nonperforming loans	4,217	1,913	2,040	2,579
Other real estate	3,951	3,042	3,228	3,141
Total nonperforming assets	8,168	4,955	5,268	5,720
Total nonperforming assets to assets ratio	0.55%	0.39%	0.42%	0.47%
Allowance For Loan Loss Activity: (in thousands)
Beginning balance	12,449	12,410	12,274	11,776
Acquisitions	2,030	—	—	—
Provision for loan loss	953	690	767	818
Charge-offs	(424)	(866)	(815)	(537)
Recoveries	174	215	184	217
Ending balance	15,182	12,449	12,410	12,274

First M&F Corporation
Financial Highlights

	QTD Ended March 31 2006	QTD Ended December 31 2005	QTD Ended September 30 2005	QTD Ended June 30 2005

Condensed Income Statements: (in thousands)
Interest income	20,467	18,486	17,231	16,390
Interest expense	7,956	6,711	6,130	5,455
Net interest income	12,511	11,775	11,101	10,935
Provision for loan losses	953	690	767	818
Noninterest revenues	4,283	3,815	4,466	4,015
Noninterest expenses	10,993	10,370	9,924	9,638
Net income before taxes	4,848	4,530	4,876	4,494
Income taxes	1,572	1,465	1,588	1,446
Noncontrolling interest	6	—	4	3
Net income	3,270	3,065	3,284	3,045
Tax-equivalent net interest income	12,823	12,089	11,421	11,254
Selected Average Balances: (in thousands)
Assets	1,386,278	1,251,128	1,214,792	1,195,352
Loans held for investment	994,364	934,368	897,511	860,900
Earning assets	1,247,151	1,135,701	1,100,461	1,080,740
Deposits	1,072,518	958,390	949,445	957,768
Equity	118,419	117,292	116,444	114,868
Selected Ratios:
Return on average assets (annualized)	0.94%	0.98%	1.08%	1.02%
Return on average equity (annualized)	11.05%	10.45%	11.28%	10.60%
Average equity to average assets	8.54%	9.37%	9.59%	9.61%
Net interest margin (annualized, tax-equivalent)	4.11%	4.26%	4.15%	4.17%
Efficiency ratio	64.26%	65.20%	62.46%	63.12%
Net charge-offs to average loans (annualized)	0.10%	0.28%	0.28%	0.15%
Nonaccrual and 90 day accruing loans to total loans	0.40%	0.20%	0.22%	0.29%
Price to book (x)	1.32	1.29	1.36	1.34
Price to earnings (x)	11.92	12.39	12.07	12.77

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

	(in thousands)	EPS (diluted)

1Q 2006	3,270	0.73
4Q 2005	3,065	0.68
3Q 2005	3,284	0.73
2Q 2005	3,045	0.67
1Q 2005	3,198	0.71
4Q 2004	2,640	0.58
3Q 2004	2,781	0.61
2Q 2004	2,753	0.60
1Q 2004	2,601	0.57
4Q 2003	2,809	0.61
3Q 2003	2,791	0.60

Revenue Statistics:

	Revenues Per FTE (thousands)	Non- interest Revenues to Ttl. Revenues (percent)	Non- interest Revenues to Avg. Assets (percent)	Contri- bution Margin (percent)

1Q 2006	33.4	25.04%	1.24%	63.27%
4Q 2005	33.3	23.99%	1.22%	62.09%
3Q 2005	33.5	28.11%	1.47%	62.48%
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%
1Q 2004	33.2	27.23%	1.44%	66.13%
4Q 2003	33.1	24.50%	1.31%	68.06%
3Q 2003	34.0	25.96%	1.42%	65.88%

Expense Statistics:

	Non- interest Expense to Avg. Assets (percent)	Efficiency Ratio (percent)

1Q 2006	3.17%	64.26%
4Q 2005	3.32%	65.20%
3Q 2005	3.27%	62.46%
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%
1Q 2004	3.25%	61.47%
4Q 2003	3.30%	61.69%
3Q 2003	3.44%	62.88%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD March, 2006		QTD March, 2005

	Average Balance	Yield/ Cost	Average Balance	Yield/ Cost

Interest bearing bank balances	9,594	5.00%	9,108	2.90%
Federal funds sold	24,628	3.88%	20,379	2.31%
Taxable investments (amortized cost)	160,714	4.47%	128,116	4.06%
Tax-exempt investments (amortized cost)	49,440	6.25%	51,062	6.47%
Loans held for sale	8,411	3.32%	13,272	3.53%
Loans held for investment	994,364	7.15%	842,999	6.39%
Total earning assets	1,247,151	6.66%	1,064,936	5.97%
Non-earning assets	139,127		109,099
Total average assets	1,386,278		1,174,035
NOW	220,101	1.48%	197,779	1.23%
MMDA	124,673	1.54%	123,182	0.93%
Savings	90,198	2.01%	86,344	1.56%
Certificates of Deposit	460,119	3.57%	387,500	2.59%
Short-term borrowings	9,198	5.03%	16,092	3.87%
Other borrowings	176,658	4.51%	106,252	3.74%
Total interest bearing liabilities	1,080,947	2.94%	917,149	2.13%
Non-interest bearing deposits	177,427		136,200
Non-interest bearing liabilities	9,485		6,439
Capital	118,419		114,247
Total average liabilities and equity	1,386,278		1,174,035
Net interest spread		3.72%		3.84%
Effect of non-interest bearing deposits		0.41%		0.28%
Effect of leverage		-0.02%		0.01%
Net interest margin, tax- equivalent		4.11%		4.13%
Less tax equivalent adjustment:
Investments		0.09%		0.11%
Loans		0.01%		0.01%
Reported book net interest margin		4.01%		4.01%

SOURCE  First M&F Corporation
            -0-                                                            04/19/2006
          /CONTACT:  John G. Copeland, EVP & Chief Financial Officer of First M&F Corporation, +1-662-289-8594/
          /Web site:  http://www.mfbank.com /
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